                                  EXHIBIT (3-1)



                        Amended Articles of Incorporation

                                AMENDED ARTICLES

                                       of

                                  INCORPORATION

                                       of

                          THE PROCTER & GAMBLE COMPANY

                                   [P&G LOGO]

                                  October, 1997

                         CERTIFICATE OF AMENDED ARTICLES

                                OF INCORPORATION

                                       OF

                          THE PROCTER & GAMBLE COMPANY

         John E. Pepper, Chairman of the Board and Chief Executive, and Terry L. Overbey, Secretary, of The Procter & Gamble Company, an Ohio corporation, with its principal office located in Cincinnati, Hamilton County, Ohio, do hereby certify that at a meeting of the Board of Directors of said corporation, duly called and held on the 14th day of October, 1997, at which a quorum of such Directors was present, the following resolution consolidating the Amended Articles of all previously adopted amendments thereto presently in force was adopted by the affirmative vote of all Directors present:

         RESOLVED, That pursuant to the authority granted to this Board of Directors by Section 1701.72(B) of the Ohio Revised Code, in order to consolidate the provisions of the Amended Articles of Incorporation of the Company and all amendments thereto heretofore adopted and still in force, the Amended Articles of Incorporation are hereby further amended to read in their entirety as presented at this meeting.

and that the Amended Articles of Incorporation of the corporation as thus presented to and approved by the Directors at said meeting are as follows:

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                          THE PROCTER & GAMBLE COMPANY

         THE PROCTER & GAMBLE COMPANY, a corporation under the laws of the State of Ohio, adopts these Amended Articles of Incorporation to supersede and take the place of its existing Amended Articles of Incorporation, and all amendments thereof, that are in force at this time, and for such purpose certifies as follows:

         First: The name of the corporation is The Procter & Gamble Company.

         Second: The place in the State of Ohio where its principal office is located is in the City of Cincinnati, in Hamilton County.

         Third: The purposes for which it is formed are to produce, manufacture, buy, sell, merchandise and generally deal in the following:

         1. Soap, soap products, cleansers, detergents and cleaning products of any and all kinds, for any and all uses and purposes.

         2. Cosmetics, perfumes, toilet powders, toilet waters, and all other toilet preparations and articles.

         3. Fats and oils, hydrogenated fats and oils, and derivatives of fats and oils for any and all uses and purposes.

         4. Cottonseed, soybeans, other oilseeds, oilseed meals, linters, cotton, hulls and any products and any by-products resulting from the processing of any of these or any products made therefrom.

         5. Cellulose, cellulose products, purified cellulose, forest products, fibrous products, paper and paper products of any and all kinds, and any products and any by-products resulting from the processing of any of these or any products made therefrom.

         6.       Food products of any and all kinds.

         7. Candles, stearine, stearic acid, glycerine, silicate of soda, cuastic soda and any similar or related products.

         8. Organic and inorganic chemicals, chemical compounds, drugs and pharmaceuticals.

         9. All substances and products, kindred to or competitive with any or all of the foregoing and all that may result from or be convenient to the production, manufacture, sale and dealing in any or all of the foregoing substances and products.

         10. All substances, materials, and articles made from or containing any or all of the foregoing products or entering into or convenient for the manufacture and sale of any or all of the foregoing products.

         The purpose for which it is formed also include the power to do all other things necessary or incident to any or all of the foregoing purposes, including provision for insurance, financial and other services and of means for the development, promotion, advertising, marketing and transportation of raw materials, intermediate or finished products and the power to purchase, acquire, hold, convey, lease, mortgage or dispose of stock, securities and property, real or personal, tangible or intangible, in connection therewith or in furtherance thereof.

         In addition to the foregoing specified purposes and not limited in any manner thereby, the purpose for which it is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

         Fourth: The authorized number of shares without par value is five billion eight hundred million (5,800,000,000) of which six hundred million (600,000,000) are classified and designated as Class A Preferred Stock, two hundred million (200,000,000) are classified and designated as Class B Preferred Stock and five billion (5,000,000,000) are classified and designated as Common Stock.

         1. The express terms and provisions of the shares classified and designated as Class A Preferred Stock and Class B Preferred Stock are as follows:

                  (a) The holders of the shares classified and designated as Class A Preferred Stock shall be entitled to one (1) vote per share at all meetings of the shareholders of the Company. The holders of the shares classified and designated as Class B Preferred Stock shall not be entitled to vote at meetings of shareholders of the Company, other than as provided by law.

                  (b) The Board of Directors is authorized, subject to any limitations prescribed by law and to the provisions of this Article Fourth, to adopt amendments to these Amended Articles of Incorporation in respect of any unissued or treasury shares of the Class A Preferred Stock and Class B Preferred Stock and thereby to fix or change: the division of such shares into series and the designation and authorized number of shares of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements; conversion rights; and restrictions on the issuance of such shares or any series thereof. In addition the Board of Directors is hereby authorized to similarly fix or change any or all other express terms in respect of the Class A Preferred Stock and Class B Preferred Stock as may be permitted or required by law.

                  (c) Upon the conversion of any share of Class A Preferred Stock and Class B Preferred Stock, the stated capital of the Company shall be reduced or increased in such a manner and at such a rate so that the stated capital attributable to any share issued upon the exercise of such conversion rights shall be the same as any other share of its class and not the stated capital of the share so converted.

                  (d) The holders of the shares of Class A Preferred Stock and Class B Preferred Stock shall receive dividends, when and as declared by the Board of Directors, out of funds available for the payment of dividends, before any dividend shall be paid on the shares of Common Stock. Such dividends shall be payable at the rate per share per annum, and no more, and pursuant to the other terms as shall have been fixed by the Board of Directors, and no dividends shall be paid on the shares of Common Stock unless the current dividend, and all the arrears of dividends, if any, on the outstanding shares of the Class A Preferred Stock and Class B Preferred Stock shall have been paid or provision shall have been made for the payment thereof.

                  (e) In case of the dissolution or liquidation of the Company, before any payment shall be made to the holders of the Common Stock, the holders of the Class A Preferred Stock and Class B Preferred Stock shall be entitled to be paid from the assets available therefor the liquidation price fixed by the Board of Directors, and all accrued and unpaid dividends thereon, but shall not be entitled to participate any further in the distribution of the assets of the Company.

                  (f) Pursuant to subsection (b) of this Section 1, there is hereby established a series of the Class A Preferred Stock with nine million ninety thousand nine hundred nine (9,090,909) shares authorized which is designated as "Series A ESOP Convertible Class A Preferred Stock" with express terms as set forth in Appendix A attached hereto and incorporated herein as if fully set forth herein.(1)

                  (g) Pursuant to subsection (b) of this Section 1, there is hereby established a series of the Class A Preferred Stock with nineteen million, one hundred forty-two thousand, four hundred eighteen (19,142,418) shares authorized which is designated as "Series B ESOP Convertible Class A Preferred Stock" with express terms as set forth in Appendix B attached hereto and incorporated herein as if fully set forth herein.(2)

         2. The express terms and provisions of the shares classified and designated as Common Stock are as follows:

                  (a)      The holders of said shares shall be entitled to one
                  (1) vote per share at all meetings of the shareholders of the Company.

                  (b) After the payment to the holders of all Class A Preferred Stock and Class B Preferred Stock of the preferential amounts to which they shall be entitled in the event of the dissolution or liquidation of the Company, the holders of the shares of Common Stock shall be entitled to all of the residue of the assets and shall receive payment thereof in proportion to the shares held by them respectively.

                  (c) Subject to the express terms and provisions of the shares designated as Class A Preferred Stock and Class B Preferred Stock, the holders of the shares of Common Stock shall have all, and all other rights, interests, powers and privileges of shareholders of corporations for profit as provided by law, without any restrictions, qualifications or limitations thereof.

         Fifth: The stated capital of the Company shall be the aggregate stated capital of all classes of outstanding shares:

                  (a) The stated capital of shares with par value shall be the par value of such shares.

                  (b) The stated capital of shares without par value shall be One Dollar ($1.00) per share or such other amount required by law.

         Sixth: The following provisions are hereby agreed to for the purpose of defining, limiting and regulating the exercise of the authority of the Company, or of its shareholders, or of any class of shareholders, or of its directors, or for the purpose of creating and defining rights and privileges of the shareholders among themselves:

         1. The Company may purchase, hold, sell, and reissue any of its shares and to the extent that the authority to do the same may be granted under these Articles, the Board of Directors shall have power to do all said acts, without any action by shareholders, except as otherwise provided below in this Article Sixth.

         2. No holder of shares of any class shall have any right, pre-emptive or other, to subscribe for or to purchase from the Company any of the shares of any class of the Company hereafter issued or sold.

         3.       (a)      Except as otherwise provided in Subsection (b) of
                  this Section 3 the following transactions shall require the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Company entitled to vote thereon, considered for the purposes of this Section 3 as one class:

                           (i) the purchase by the Company of any of its shares of any class from any Related Person, if any such shares have been beneficially owned by the Related Person less than two years prior to the date of such purchase or any agreement in respect thereof;

                           (ii) any merger or consolidation of the Company or a subsidiary of the Company with or into any Related Person, in each case without regard to which entity is the surviving entity;

                           (iii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Company or a subsidiary of the Company to or with any Related Person;

                           (iv) the purchase by the Company from any Related Person of any assets or securities, or a combination thereof, except assets or securities or a combination thereof so acquired in a single transaction or a series of related transactions having an aggregate fair market value of less than Fifty Million Dollars ($50,000,000);

                           (v) the issuance or transfer of any securities of the Company to any Related Person for cash;

                           (vi) the adoption of any plan or proposal for the voluntary dissolution, liquidation, spin-off, or split-up of any kind of the Company or a subsidiary of the Company, or a recapitalization or reclassification of any securities of the Company, proposed by or on behalf of any Related Person; or

                           (vii) any other material transaction involving the Company or a subsidiary of the Company with, or proposed by or on behalf of, any Related Person.

                  Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange.

                  (b) The provisions of this Section 3 shall not apply to any purchase described in Subsection (a)(i) of this Section 3 if the purchase would be made as part of any purchase by the Company of its shares made on the same terms to all holders of the shares to be purchased and complying with the applicable requirements of the Securities Exchange Act of 1934. the provisions of this Section 3 shall also not apply to any transaction described in Subsection (a)(ii) through (vii) of this Section 3 if the Board of Directors of the Company shall by resolution have approved a memorandum of understanding with such Related Person with respect to and substantially consistent with such transaction prior to the time the Related Person became such, or if the transaction is approved by a resolution adopted by the affirmative vote of at least two-thirds (2/3) of the members of the whole Board of Directors of the Company at any time prior to the consummation thereof.

                  (c) For the purposes of this Section 3, and as guidance to the Board of Directors for the purpose of Subsection (d) hereof, the term "Related Person" shall mean (1) any individual, firm, corporation or other entity, or group thereof acting or agreeing to act in the manner set forth in Rule 13d-5 under the Securities Exchange Act of 1934 (the "Act") as in effect on October 8, 1985, who is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors and
                  (2) any "Affiliate" or "Associate" of any of the above or of any entity or group (or any member thereof) described in Clause (1) above, whether or not acting as a Director of the Company. The terms "Affiliate" and "Associate" as used herein shall have the respective meanings ascribed to such terms in The General Rules and Regulations under the Act as in effect on October 8, 1985, and shall include any person otherwise acting in the capacity of an "Associate" or "Affiliate". The Term "Related Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or of a subsidiary of the Company, or any trustee of or fiduciary with respect to any such plan acting in such capacity. In addition to all shares beneficially owned, directly or indirectly, a Related Person shall also be deemed to be the beneficial owner of any shares of capital stock of the Company (1) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; or (2) which are beneficially owned, directly or indirectly (including shares deemed owned through application of Clause (1) above), (A) by its "Affiliate" or "Associate" or (B) by any other individual, firm corporation, or other entity (or any "Affiliate" or "Associate" thereof) with which it or its "Affiliate" or "Associate" of (B) by any other individual, firm, corporation, or other entity (or any "Affiliate" or "Associate" thereof) with which it or its "Affiliate" or "Associate" has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company. For the purposes of this Section 3, (A) the outstanding shares of any class of capital stock of the Company shall include shares deemed owned through the application of Clauses (1) and (2) of the preceding sentence but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, and (B) subsidiary shall mean any corporation of which the Company owns, directly or indirectly, fifty percent (50%) or more of the voting stock.

                  (d) The Board of Directors of the Company shall have the power and duty to determine for the purposes of this Section 3, on the basis of information then known to it, whether (1) any individual, firm, corporation, or other entity is a Related Person or is an "Affiliate" or an "Associate", or a group thereof; (2) any proposed sale, lease, exchange or other disposition of part of the assets of the Company or a subsidiary of the Company involves all or any substantial part of the assets of the Company or a subsidiary of the Company;
                  (3) any assets or securities, or a combination thereof, to be acquired by the Company, have an aggregate fair market value of less than Fifty Million Dollars ($50,000,000) and whether the same are proposed to be acquired in a single transaction or a series of related transactions; (4) any plan or proposal is for the voluntary dissolution, liquidation, spin-off or split-up of any kind of the Company or a subsidiary of the Company, or is a recapitalization or reclassification of any securities of the Company, and whether any plan or proposal is proposed by or on behalf of any Related Person; (5) any transaction involving the Company or a subsidiary of the Company with, or proposed by or on behalf of any Related Person is material, and whether any such transaction is proposed by or on behalf of any Related Person; and (6) the memorandum of understanding referred to above is substantially consistent with the transaction to which it relates.

                  (e) The Board of Directors of the Company, when evaluating any material, unsolicited offer of another party to
                  (1) merge or consolidate the Company or a subsidiary of the Company with or into another corporation; (2) purchase or otherwise acquire all or any substantial part of the assets of the Company or a subsidiary of the Company; (3) sell any assets or securities to the Company; (4) purchase any securities from the Company or from the holders thereof in a tender offer; (5) dissolve, liquidate, spin off or split up the Company or a subsidiary of the Company, or to recapitalize or reclassify any securities of the Company; or (6) involve the Company or a subsidiary of the Company in any other material transaction, shall, in connection with the exercise of its judgment in determining what is in the best interests of the

                  Company and its shareholders, give due consideration to (A) all relevant factors, including without limitation the financial and managerial resources and future prospects of the other party and the social, legal, environmental and economic effects on the employees, customers, suppliers and other affected persons, firms and corporations and on the communities and geographical areas in which the Company and its subsidiaries operate or are located and on any of the business and properties of the Company or any of its subsidiaries, as well as such other factors as the Directors deem relevant; and (B) the amount and form of the consideration being offered in relation to the then current market price for the Company's outstanding shares of capital stock, in relation to the then current value of the Company in a freely negotiated transaction or transactions and in relation to the Board of Directors' estimate of the future value of the Company (including the unrealized value of its properties and assets) as in independent concern. In evaluating any such offer, the Board of Directors shall be deemed to be performing their duly authorized duties and acting in good faith and in the best interests of the Company within the meaning of Section 1701.13 of the Ohio Revised Code, as it may be amended from time to time, and the Company's Regulations.

         4. The statutes of Ohio require that action on certain specified matters at a shareholders' meeting shall be taken by the affirmative vote of the holders of more than a majority of shares entitled to vote thereon, unless other provision is made in the Articles of Incorporation. On all these specified matters action may be taken by the affirmative vote of a majority of shares entitled to vote thereon or, if the vote is required to be by classes, by the affirmative vote of a majority of each class of shares entitled to vote thereon as a class, except that any amendment, alteration, addition to or repeal of this Article Sixth and of any of the matters specified above in Section 3 of this Article Sixth as requiring a vote other than the affirmative vote of the holders of a majority of the shares entitled to vote thereon, may only be taken, (1) prior to the date of the annual meeting in 1990, by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Company entitled to vote thereon, considered for the purposes of this Section 4 as one class; (2) from the date of the annual meeting in 1990 to, and including the date of the annual meeting in 2000, by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, considered for the purposes of this Section 4 as one class, provided that during such period said vote may be increased at any time to the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Company by a resolution adopted by at least two-thirds (2/3) of the members of the whole Board of Directors(3); (3) after the date of the annual meeting in 2000, by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, considered for the purposes of this Section 4 as one class.

         Seventh: No holder of shares of any class shall have the right to vote cumulatively in the election of Directors.

         IN WITNESS WHEREOF, said John E. Pepper, Chairman of the Board and Chief Executive, and Terry L. Overbey, Secretary, of The Procter & Gamble Company, acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 14th day of October, 1997.

                                                    THE PROCTER & GAMBLE COMPANY

                                                    /s/ John E. Pepper

                                                    BY JOHN E. PEPPER
                                                    Chairman of the Board and
                                                    Chief Executive

                                                    /s/ Terry L. Overbey

                                                    BY TERRY L. OVERBEY
                                                    Secretary

-----------------------
(1) As a result of three two-for-one stock splits on the Common Stock effective October 10, 1989, May 15, 1992 and August 22, 1997, the number of shares of Series A ESOP Convertible Class A Preferred Stock authorized was automatically increased to 72,727,272 in accordance with the terms of paragraph 9(A)(1) of Appendix A. (This footnote is not a part of the Company's Amended Articles of Incorporation, but is included to provide up-to-date information on the status of Series A ESOP Convertible Class A Preferred Stock.)

(2) As a result of the two-for-one stock split effective August 22, 1997, the number of shares of Series B ESOP Convertible Class A Preferred Stock authorized was automatically increased to 38,284,836 in accordance with the terms of paragraph 9(A)(1) of Appendix B. (This footnote is not a part of the Company's Amended Articles of Incorporation, but is included to provide up-to-date information on the status of Series B ESOP Convertible Class A Preferred Stock.)

(3) On October 9, 1990, in accordance with this provision, the vote required was increased to 80% of the outstanding shares of capital stock of the Company. (This footnote is not a part of the Company's Amended Articles of Incorporation, but is included to provide up-to-date information.)

                                  APPENDIX A(4)

                SERIES A ESOP CONVERTIBLE CLASS A PREFERRED STOCK
              (Hereinafter referred to as Series A Preferred Stock)

1.       Issuance and Cancellation.

         (A) All shares of Series A Preferred Stock redeemed or purchased by the Company shall be retired and shall be restored to the status of authorized but unissued shares of Class A Preferred Stock.

         (B) Shares of Series A Preferred Stock shall be issued only to a trustee or trustees acting on behalf of an employee stock ownership trust or plan or other employee benefit plan of the Company. In the event of any transfer of shares of Series A Preferred Stock to any person other than any such plan trustee or trustees, the shares of Series A Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder, shall be automatically converted into shares of Common Stock on the terms otherwise provided for the conversion of shares of Series A Preferred Stock into shares of Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series A Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series A Preferred Stock shall be so converted. Certificates representing shares of Series A Preferred Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this
Section 1, shares of Series A Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

2.       Dividends and Distributions.

         (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount per share initially equal to $8.124 per share per annum, subject to adjustment from time to time as hereinafter provided, (such amount, as adjusted from time to time, being hereinafter referred to as the "Preferred Dividend Rate"), payable quarterly, one-fourth on the third day of March, one-fourth on the third day of June, one-fourth on the third day of September, and one-fourth on the third day of December of each year (each a "Dividend Payment Date") commencing on June 3, 1989, to holders of record at the start of business on such Dividend Payment Date, provided that if the Board of Directors has declared since the prior Dividend Payment Date a quarterly dividend on the Common Stock at a rate that exceeds one-fourth of the Preferred Dividend Rate in effect on such day, the holders of record on the start of business on the payment date for such dividend on the Common Stock shall be entitled to receive a cash dividend in an amount per share equal to the quarterly dividend declared on a share of Common Stock, payable on the same date as such dividend on the Common Stock, and provided further that the Dividend Payment Date for the Series A Preferred Stock shall thereafter be the same date as the payment date for the dividend on the Common Stock or if no dividend is declared on the Common Stock in any quarter, the Dividend Payment Date shall be, as appropriate, the fifteenth day of February, May, August or November or if such days are not a day on which the New York Stock Exchange is open for business, then the next preceding day when the New York Stock Exchange is open for business. Preferred Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the date of issuance of such shares of Series A Preferred Stock. Preferred Dividends shall accrue on a daily basis, based on the Preferred Dividend Rate in effect on such day, whether or not the Company shall have earnings or surplus at the time, but Preferred Dividends accrued after March 3, 1989 on the shares of Series A Preferred Stock for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. A full quarterly dividend payment of $2.034 per share shall accrue for the period from the date of issuance until June 3, 1989. Accumulated but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

         (B)(1) No full dividends shall be declared or paid or set apart for payment on any shares ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Payment Dates occurring on or prior to the date of payment of such full dividends. When dividends are not paid in full, as aforesaid, upon the shares of Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on Series A Preferred Stock and such other parity shares shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of Series A Preferred Stock and such other parity shares bear to each other. Except as otherwise provided in these Articles, holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on Series A Preferred Stock.

         (2) So long as any shares of Series A Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other shares ranking junior to Series A Preferred Stock as to dividends and other than as provided in paragraph (B)(1) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other shares ranking junior to or on a parity with Series A Preferred Stock as to dividends, nor shall any Common Stock or any other shares of the Company ranking junior to or on a parity with Series A Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for shares of the Company ranking junior to Series A Preferred Stock as to dividends) unless, in each case, the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been paid.

         (3) Any dividend payment made on shares of Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to shares of Series A Preferred Stock.

3.       Liquidation Preference.

         (A) In the event of any dissolution or liquidation of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Company ranking junior to Series A Preferred Stock upon dissolution or liquidation, the holders of Series A Preferred Stock shall be entitled to receive the Liquidation Price (as hereinafter defined) per share in effect at the time of dissolution or liquidation plus an amount equal to all dividends accrued (whether or not accumulated) and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payments. The Liquidation Price per share which holders of Series A Preferred Stock shall receive upon dissolution or liquidation shall be $110.004, subject to adjustment as hereinafter provided. If, upon any dissolution or liquidation of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares ranking as to dissolution or liquidation, on a parity with Series A Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Stock and any such other shares ratably in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock and any such other shares if all amounts payable thereon were paid in full. For the purposes of this Section 3, a consolidation or merger of the Company with one or more corporations shall not be deemed to be a dissolution or liquidation, voluntary or involuntary.

         (B) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to Series A Preferred Stock upon dissolution or liquidation, upon any dissolution or liquidation of the Company, after payment shall have been made in full to the holders of Series A Preferred Stock as provided in this Section 3, but not prior thereto, any other series or class or classes of stock ranking junior to Series A Preferred Stock upon dissolution or liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series A Preferred Stock shall not be entitled to share therein.

4.       Ranking of Shares.

         Any shares of the Company shall be deemed to rank:

         (A) prior to Series A Preferred Stock as to dividends or as to distribution of assets upon dissolution or liquidation, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon dissolution or liquidation, as the case may be, in preference or priority to the holders of Series A Preferred Stock;

         (B) on a parity with Series A Preferred Stock as to dividends or as to distribution of assets upon dissolution or liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of Series A Preferred Stock, if the holders of such class of stock and Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution or liquidation, as the case may be, in proportion to their respective dividend or liquidation amounts, as the case may be, without preference or priority one over the other; and

         (C) junior to Series A Preferred Stock as to dividends or as to the distribution of assets upon dissolution or liquidation, if such shares shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution or liquidation, as the case may be, in preference or priority to the holders of such shares.

5.       Conversion into Common Stock.

         (A) A holder of shares of Series A Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7, or

8 hereof, to cause any or all of such shares to be converted into shares of Common Stock. The number of shares of Common Stock into which each share of the Series A Preferred Stock may be converted shall be determined by dividing the Liquidation Price in effect at the time of conversion by the Conversion Price (as hereinafter defined) in effect at the time of conversion. The Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series A Preferred Stock shall be $110.004, subject to adjustment as hereinafter provided.

         (B) Any holder of shares of Series A Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender, if certificated, the certificate or certificates representing the shares of Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto), or if uncertificated, a duly executed stock power relating thereto, at the principal executive office of the Company or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States or an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Company or the transfer agent for the Series A Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series A Preferred Stock to be converted and the name or names in which such holder wishes the Common Stock and any shares of Series A Preferred Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of a confirmation of such conversion, if uncertificated, or any new certificates which may be issued upon such conversion if certificated.

         (C) Upon surrender, if certificated, of a certificate representing a share or shares of Series A Preferred Stock for conversion, or if uncertificated, of a duly executed stock power relating thereto, the Company shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, if certificated, a certificate or certificates for, or if uncertificated, confirmation of, the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered shares of Series A Preferred Stock, only part of which are to be converted, the Company shall issue and deliver to such holder or such holder's designee, if certificated, a new certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted, or if uncertificated, confirmation of the number of shares of Series A Preferred Stock which shall not have been converted.

         (D) The issuance by the Company of shares of Common Stock upon a conversion of shares of Series A Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of
(i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof if certificated or confirmation if uncertificated or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates, if certificated, or a duly executed stock power, if uncertificated, for the shares of Series A Preferred Stock to be converted. On and after the effective date of conversion, the person or persons entitled to receive Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record on any date prior to such effective date. The Company shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series A Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend shall be on or subsequent to the effective date of conversion of such shares.

         (E) The Company shall not be obligated to deliver to holders of Series A Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series A Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

         (F) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or treasury Common Stock, solely for issuance upon the conversion of shares of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding.

6.       Redemption at the Option of the Company.

         (A) The Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time after March 3, 1994 (or on or before March 3, 1994 if permitted by, and at the redemption price provided in, paragraph (C) of this Section 6) at the following redemption prices per share:

During the
Twelve Month
Period
Beginning         Price Per
March 4,            Share
------------      ---------
    1989          107.3750% of Liquidation Price in effect on date fixed for redemption
    1990          106.6375%                          "
    1991          105.9000%                          "
    1992          105.1625%                          "
    1993          104.4250%                          "
    1994          103.6875%                          "
    1995          102.9000%                          "
    1996          102.2125%                          "
    1997          101.4750%                          "
    1998          100.7375%                          "

and thereafter at 100% of the Liquidation Price per share in effect on the date fixed for redemption, plus, in each case (including in the case of redemptions pursuant to paragraph (C) of this Section 6), an amount equal to all accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph
(D) of this Section 6. From and after the date fixed for redemption, dividends on shares of Series A Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the Company shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Company.

         (B) Unless otherwise required by law, notice of redemption will be sent to the holders of Series A Preferred Stock at the address shown on the books of the Company or any transfer agent for Series A Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty
(60) days prior to the redemption date. Each notice shall state: (i) the redemption date; (ii) the total number of shares of the Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates, if certificated, for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock at the time. Upon surrender of the certificates, if certificated, for any shares so called for redemption and not previously converted, or upon the date fixed for redemption if uncertificated, such shares shall be redeemed by the Company at the date fixed for redemption and at the redemption price set forth in this Section 6.

         (C) In the event of (i) a change in the federal tax law of the United States of America which has the effect of precluding the Company from claiming any of the tax deductions for dividends paid on the Series A Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of Series A Preferred Stock are initially issued, or (ii) The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, as authorized by the Board of Directors of the Company on January 10, 1989, and as amended from time to time thereafter failing to receive a determination from the Internal Revenue Service that it is a qualified plan within the meaning of Section 401(a) or is an employee stock ownership plan as described in Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended, and in effect on the date shares of Series A Preferred Stock are initially issued, then, in either such event, the Company may, in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, elect to redeem such shares for the Liquidation Price in effect on the date fixed for redemption, plus, in each case, an amount equal to all accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption. In the event the Company terminates the employee stock ownership plan of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, the Company may, in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, elect to redeem such shares at the redemption prices per share provided in paragraph (A) of this Section 6.

         (D) The Company, at its option, may make payment of the redemption price required upon redemption of shares of Series A Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose at the average of the high and low reported sales price, or, in case no sale takes place on such day, the average reported closing bid and asked price, in either case as reported on the New York Stock Exchange Tape on the date of redemption, or if not listed or admitted to trading on the New York Stock Exchange, in accordance with the valuation methods provided in paragraph 9(F)(2).

7.       Redemption at the Option of the Holder.

         Unless otherwise provided by law, shares of Series A Preferred Stock shall be redeemed by the Company for cash or, if the Company so elects, in shares of Common Stock, or a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose as provided by paragraph (D) of Section 6, at the Liquidation Price per share in effect on the date fixed for redemption plus all accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Company given not less than five (5) business days prior to the date fixed by the holder in such notice for redemption, when and to the extent necessary for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, as the same may be amended, or any successor plan (the "Plan").

8.       Consolidation, Merger, etc.

         (A) In the event that the Company shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into shares of any successor or resulting company (including the Company) that constitutes "qualifying employer securities" with respect to a holder of Series A Preferred Stock within the meanings of Section 4975(e)(8) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provision of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, then, in such event, the terms of such consolidation or merger or similar transaction shall provide that the shares of Series A Preferred Stock of such holder shall be submitted for and shall become preferred shares of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7, and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction; provided, however, that after such transaction each share of the Series A Preferred Stock shall be convertible, pursuant to the terms and conditions provided by Section 5 hereof, into the qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares). The rights of the Series A Preferred Stock as preferred shares of such successor or resulting company shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent to the adjustments provided for by such section prior to such transaction. The Company shall not consummate any such merger, consolidation or similar transaction unless all the terms of this paragraph 8(A) are complied with.

         (B) In the event that the Company shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other shares or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series A Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (C) of this Section 8), be deemed converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted at such time and each share of Series A

Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of shares, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of shares, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of shares, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of shares, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of non-electing shares).

         (C) In the event the Company shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph
(B) of this Section 8, then the Company shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series A Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such Series A Preferred Stock, a cash payment equal to the Liquidation Price in effect on the date set for redemption plus all accrued (whether or not accumulated) and unpaid dividends. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction.

9.       Anti-dilution Adjustments.

         (A)(1) Subject to the provisions of paragraph 9(D), in the event the Company shall, at any time or from time to time while any of the shares of the Series A Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock or (ii) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares, in each case whether by reclassification of shares, recapitalization of the Company (excluding a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof applies) or otherwise, then, in such event, each share of Series A Preferred Stock will automatically, without any action on the part of the holder thereof or the Company, become that number of shares of Series A Preferred Stock (the "Non-dilutive Share Amount") equal to an amount which is a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately before such event. An adjustment pursuant to this paragraph 9(A)(1) shall be effective upon payment of such dividend or distribution in respect of the Common Stock and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof. Concurrently with the automatic adjustment pursuant to this paragraph 9(A)(1), the Conversion Price, the Liquidation Price and the Preferred Dividend Rate of all shares of Series A Preferred Stock shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Preferred Dividend Rate, respectively, in effect immediately before the event by the Non-dilutive Share Amount determined pursuant to this paragraph 9(A)(1).

         (2) The Company and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are necessary or appropriate for implementation of the automatic adjustment provided in paragraph 9(A)(1). In the event for any reason the Company is precluded from giving full effect to the automatic adjustment provided in paragraph 9(A)(1), then no such automatic adjustment shall occur, but instead the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before the event by the Non-dilutive Share Amount determined pursuant to paragraph 9(A)(1), and the Liquidation Price and the Preferred Dividend Rate will not be adjusted. An adjustment to the Conversion Price made pursuant to this paragraph 9(A)(2) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof. If subsequently the Company is able to give full effect to the automatic adjustment as provided in paragraph 9(A)(1), then such automatic adjustment will proceed in accordance with the provisions of paragraph 9(A)(1) and the adjustment in the Conversion Price as provided in this paragraph 9(A)(2) will automatically be reversed and nullified prospectively.

         (B)(1) Subject to the provisions of paragraph 9(D), in the event the Company shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Company, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, in such event, each share of Series A Preferred Stock will automatically, without any action on the part of the holder thereof or the Company, become that number of shares of Series A Preferred Stock (the "Non-dilutive Share Amount") equal to an amount which is a fraction the numerator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants. Concurrently with the automatic adjustment pursuant to this paragraph 9(B)(1), the Conversion Price, the Liquidation Price and the Preferred Dividend Rate of all shares of Series A Preferred Stock shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Preferred Dividend Rate, respectively, in effect immediately before such issuance of rights or warrants by the Non-dilutive Share Amount determined pursuant to this paragraph 9(B)(1).

         (2) The Company and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are necessary or appropriate for implementation of the automatic adjustment provided in paragraph 9(B)(1). In the event for any reason the Company is precluded from giving full effect to the automatic adjustment provided in paragraph 9(B)(1), then no such automatic adjustment shall occur, but instead the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before such issuance of rights or warrants by the Non-Dilutive Share Amount determined pursuant to paragraph 9(B)(1), and the Liquidation Price and Preferred Dividend Rate will not be adjusted. If subsequently the Company is able to give full effect to the automatic adjustment as provided in paragraph 9(B)(1), then such automatic adjustment will proceed in accordance with the provisions of paragraph

9(B)(1) and the adjustment in the Conversion Price as provided in this paragraph 9(B)(2) will automatically be reversed and nullified prospectively.

         (C)(1) Subject to the provisions of paragraph 9(D), in the event the Company shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Company (including recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, then, in such event, each share of Series A Preferred Stock will automatically, without any action on the part of the holder thereof or the Company, become that number of shares of Series A Preferred Stock (the "Non-dilutive Share Amount") equal to an amount which is a fraction the numerator of which is the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Company multiplied by
(b) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and the denominator of which is
(i) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be. The Company shall send each holder of Series A Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Company to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Company pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series A Preferred Stock may be converted at such time. Concurrently with the automatic adjustment pursuant to this paragraph 9(C)(1), the Conversion Price, the Liquidation Price and the Preferred Dividend Rate of all shares of Series A Preferred Stock shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Preferred Dividend Rate, respectively, in effect immediately before such Extraordinary Distribution or Pro Rata Repurchase by the Non-dilutive Share Amount determined pursuant to this paragraph 9(C)(1).

         (2) The Company and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are necessary or appropriate for implementation of the automatic adjustment provided in paragraph 9(C)(1). In the event for any reason the Company is precluded from giving full effect to the automatic adjustment provided in paragraph 9(C)(1), then no such automatic adjustment shall occur, but instead the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before such Extraordinary Distribution or Pro Rata Repurchase by the Non-dilutive Share Amount, and the Liquidation Price and the Preferred Dividend Rate will not be adjusted. If subsequently the Company is able to give full effect to the automatic adjustment as provided in paragraph 9(C)(1), then such automatic adjustment will proceed in accordance with the provisions of paragraph 9(C)(1) and the adjustment in the Conversion Price as provided in this paragraph 9(C)(2) will automatically be reversed and nullified prospectively.

         (D) Notwithstanding any other provisions of this Section 9, the Company shall not be required to make (i) any adjustment of the number of issued shares of Series A Preferred Stock, the Conversion Price, the Liquidation Price or the Preferred Dividend Rate unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Series A Preferred Stock outstanding, or, (ii) if no additional shares of Series A Preferred Stock are issued, any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) of the number of Series A Preferred Shares outstanding or, if no additional shares of Series A Preferred Stock are being issued, an increase or decrease of at least one percent (1%) of the Conversion Price, whichever the case may be.

         (E) If the Company shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Company or any rights or warrants to purchase or acquire any such security, which transaction does not result in an appropriate adjustment to the number of shares of Series A Preferred Stock outstanding or the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Company may, in its sole discretion, consider whether such action is of such a nature that some type of equitable adjustment should be made in respect of such transaction. If in such case the Board of Directors of the Company determines that some type of adjustment should be made, an equitable adjustment not repugnant to law and for the protection of the conversion rights of the Series A Preferred Stock shall be made effective as of such date, as determined by the Board of Directors of the Company. The determination of the Board of Directors of the Company as to whether some type of adjustment should be made pursuant to the foregoing provisions of this paragraph 9(E), and, if so, as to what adjustment should be made and when, shall be final and binding on the Company and all shareholders of the Company. The Company shall be entitled to make such additional adjustments, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Company, subdivision, reclassification or combination of shares of the Company or any recapitalization of the Company shall not be taxable to holders of the Common Stock.

         (F) For purposes of this Appendix A, the following definitions shall apply:

         (1) "Extraordinary Distribution" shall mean any dividend or other distribution (effected while any of the shares of Series A Preferred Stock are outstanding) of (i) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of twelve (12) months, when combined with the aggregate amount of all Pro Rata Repurchases [for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer] made during such period, exceeds twelve and one-half percent (12-1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and (ii) any shares of capital stock of the Company (other than shares of Common Stock), other securities of the Company (other than securities of the type referred to in paragraph (B) of this Section 9), evidences of indebtedness of the Company or any other person or any other property (including shares of any subsidiary of the Company), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (C) of this
Section 9 shall be the sum of the Fair Market Value of such Extraordinary Distribution plus the aggregate amount of any cash dividends or distributions which are not Extraordinary Distributions made during such twelve month period and not included in the calculation of any previous adjustment pursuant to paragraph (C) of this Section 9.

         (2) "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for a day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Company or the Executive Committee of the Board of Directors of the Company on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five (5) consecutive trading days, selected by the Board of Directors or the Executive Committee of the Board of Directors of the Company, during the twenty (20) trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors or the Executive Committee of the Board of Directors of the Company, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or the Executive Committee of the Board of Directors available to make such determination, as determined in good faith by the Board of Directors or the Executive Committee of the Board of Directors of the Company.

         (3) "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Company or any subsidiary thereof, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including shares of a subsidiary of the Company), or any combination thereof, effected while any of the shares of Series A Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Company or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(F), shares shall be deemed to have been purchased by the Company or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act on the date shares of Series A Preferred Stock are initially issued by the Company or on such other terms and conditions as the Board of Directors or the Executive Committee of the Board of Directors of the Company shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

         (G) Whenever an adjustment increasing the number of shares of Series A Preferred Stock outstanding is required pursuant to this Appendix A, the Board of Directors shall take such action as is necessary so that a sufficient number of shares of Series A Preferred Stock are designated with respect to such increase resulting from such adjustment. Whenever an adjustment to the Conversion Price, the Liquidation Price or the Preferred Dividend Rate of the Series A Preferred Stock is required pursuant to this Appendix A, the Company shall forthwith place on file with the transfer agent for the Common Stock and the Series A Preferred Stock if there be one, and with the Treasurer of the Company, a statement signed by the Treasurer or Assistant Treasurer of the Company stating the adjusted Conversion Price, Liquidation Price and Preferred Dividend Rate determined as provided herein. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the number of shares of Series A Preferred Stock outstanding, the Conversion Price, the Liquidation Price or the Preferred Dividend Rate, the Company shall mail a notice thereof and of the then prevailing number of shares of Series A Preferred Stock outstanding, the Conversion Price, the Liquidation Price and the Preferred Dividend Rate to each holder of shares of Series A Preferred Stock.

10.      Miscellaneous.

         (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Appendix A) with postage prepaid, addressed: (i) if to the Company, to its office at One Procter & Gamble Plaza, Cincinnati, Ohio 45202 (Attention: Treasurer) or to the transfer agent for the Series A Preferred Stock, or other agent of the Company designated as permitted by this Appendix A or (ii) if to any holder of the Series A Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series A Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

         (B) The term "Common Stock" as used in this Appendix A means the Company's Common Stock without par value, as the same exists at the date of filing of the Amendment to the Company's Amended Articles of Incorporation first designating Series A Preferred Stock, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to without par value, or from without par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section 9 of this Appendix A, the holder of any share of the Series A Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, the anti-dilution provisions contained in Section 9 hereof shall apply in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock, and the provisions of

Sections 1 through 8 and 10 of this Appendix A with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

         (C) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

         (D) In the event that a holder of shares of Series A Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series A Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the holder of such Series a Preferred Stock as shown on the records of the Company and to send the certificate or certificates or other documentation representing such shares, or such payment, to the address of such holder shown on the records of the Company.

         (E) The Company may appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Company shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series A Preferred Stock.

(4) As a result of three two-for-one stock splits on the Common Stock effective October 10, 1989, May 15, 1992 and August 22, 1997, and the Smucker transaction effective June 1, 2002, the Conversion Price, Liquidation Price and Preferred Dividend Rate were all adjusted in accordance with the terms of paragraph 9(A)(1) of this Appendix A to be as follows: Conversion Price -- $13.64; Liquidation Price -- $13.64; Preferred Dividend Rate -- $1.007215 per share per annum, with a corresponding change in the quarterly dividend payment. (This footnote is not a part of the Company's Amended Articles of Incorporation but is included to provide up-to-date information on the status of Series A ESOP Convertible Class A Preferred Stock.)

                                  APPENDIX B(5)

                SERIES B ESOP CONVERTIBLE CLASS A PREFERRED STOCK
              (hereinafter referred to as Series B Preferred Stock)

1.       Cancellation.

         All shares of Series B Preferred Stock redeemed or purchased by the Company shall be retired and shall be restored to the status of authorized but unissued shares of Class A Preferred Stock.

2.       Dividends and Distributions.

         (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cash dividends ("Series B Preferred Dividends") in an amount per share initially equal to $4.12(5) per share per annum, subject to adjustment from time to time as hereinafter provided, (such amount, as adjusted from time to time, being hereinafter referred to as the "Series B Preferred Dividend Rate"), payable quarterly, one-fourth on the twenty-seventh day of November, one-fourth on the twenty-seventh day of February, one-fourth on the twenty-seventh day of May, and one-fourth on the twenty-seventh day of August of each year (each a "Series B Dividend Payment Date") commencing on August 27, 1993, to holders of record at the close of business on the second Friday of the relevant Series B Dividend Payment Date month, provided that if the Board of Directors has declared since the prior Dividend Payment Date a quarterly dividend on the Common Stock at a rate that exceeds one-fourth of the Preferred Dividend Rate in effect on such day, the holders of record on the start of business on the payment date for such dividend on the Common Stock shall be entitled to receive a cash dividend in an amount per share equal to the quarterly dividend declared on a share of Common Stock, payable on the same date as such dividend on the Common Stock, and provided further that the Dividend Payment Date for the Series B Preferred Stock shall thereafter be the same date as the payment date for the dividend on the Common Stock or if no dividend is declared on the Common Stock in any quarter, the Dividend Payment Date shall be, as appropriate, the fifteenth day of February, May, August or November or if such days are not a day on which the New York Stock Exchange is open for business, then the next preceding day when the New York Stock Exchange is open for business. Series B Preferred Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance of such shares of Series B Preferred Stock. Series B Preferred Dividends shall accrue on a daily basis, based on the Series B Preferred Dividend Rate in effect on such day, whether or not the Company shall have earnings or surplus at the time, but Series B Preferred Dividends accrued after June 30, 1993 on the shares of Series B Preferred Stock for any period less than a full quarterly period between Series B Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. A partial dividend payment of $.64935(5) per share shall accrue for the period from the date of issuance until August 27, 1993. Accumulated but unpaid Series B Preferred Dividends shall cumulate as of the Series B Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Series B Preferred Dividends.

         (B)(1) No full dividends shall be declared or paid or set apart for payment on any shares ranking, as to dividends, on a parity with or junior to the Series B Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all Series B Dividend Payment Dates occurring on or prior to the date of payment of such full dividends. When dividends are not paid in full, as aforesaid, upon the shares of Series B Preferred Stock and any other shares ranking, as to dividends, on a parity with Series B Preferred Stock, all dividends declared upon shares of Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on Series B Preferred Stock and such other parity shares shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of Series B Preferred Stock and such other parity shares bear to each other. Except as otherwise provided in these Articles, holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on Series B Preferred Stock.

         (2) So long as any shares of Series B Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other shares ranking junior to Series B Preferred Stock as to dividends and other than as provided in paragraph (B)(1) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other shares ranking junior to or on a parity with Series B Preferred Stock as to dividends, nor shall any Common Stock or any other shares of the Company ranking junior to or on a parity with Series B Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for shares of the Company ranking junior to Series B Preferred Stock as to dividends) unless, in each case, the full cumulative dividends on all outstanding shares of Series B Preferred Stock shall have been paid.

         (3) Any dividend payment made on shares of Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to shares of Series B Preferred Stock.

3.       Liquidation Preference.

         (A) In the event of any dissolution or liquidation of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Company ranking junior to Series B Preferred Stock upon dissolution or liquidation, the holders of Series B Preferred Stock shall be entitled to receive the Series B Liquidation Price (as hereinafter defined) per share in effect at the time of dissolution or liquidation plus an amount equal to all dividends accrued (whether or not accumulated) and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payments. The Series B Liquidation Price per share which holders of Series B Preferred Stock shall receive upon dissolution or liquidation shall be $52.24(5), subject to adjustment as hereinafter provided. If, upon any dissolution or liquidation of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares ranking as to dissolution or liquidation, on a parity with Series B Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Stock and any such other shares ratably in accordance with the respective amounts which would be payable on such shares of Series B Preferred Stock and any such other shares if all amounts payable thereon were paid in full. For the purposes of this Section 3, a consolidation or merger of the Company with one or more corporations shall not be deemed to be a dissolution or liquidation, voluntary or involuntary.

         (B) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to Series B Preferred Stock upon dissolution or liquidation, upon any dissolution or liquidation of the Company, after payment shall have been made in full to the holders of Series B Preferred Stock as provided in this Section 3, but not prior thereto, any other series or class or classes of stock ranking junior to Series B Preferred Stock upon dissolution or liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series B Preferred Stock shall not be entitled to share therein.

4.       Ranking of Shares.

         Any shares of the Company shall be deemed to rank:

         (A) prior to Series B Preferred Stock as to dividends or as to distribution of assets upon dissolution or liquidation, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon dissolution or liquidation, as the case may be, in preference or priority to the holders of Series B Preferred Stock;

         (B) on a parity with Series B Preferred Stock as to dividends or as to distribution of assets upon dissolution or liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of Series B Preferred Stock, if the holders of such class of stock and Series B Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution or liquidation, as the case may be, in proportion to their respective dividend or liquidation amounts, as the case may be, without preference or priority one over the other; and

         (C) junior to Series B Preferred Stock as to dividends or as to the distribution of assets upon dissolution or liquidation, if such shares shall be Common Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution or liquidation, as the case may be, in preference or priority to the holders of such shares.

5.       Conversion into Common Stock.

         (A) A holder of shares of Series B Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7, or 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock. The number of shares of Common Stock into which each share of the Series B Preferred Stock may be converted shall be determined by dividing the Series B Liquidation Price in effect at the time of conversion by the Series B Conversion Price (as hereinafter defined) in effect at the time of conversion. The Series B Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series B Preferred Stock shall be $52.24(5), subject to adjustment as hereinafter provided.

         (B) Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender, if certificated, the certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto), or if uncertificated, a duly executed stock power relating thereto, at the principal executive office of the Company or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States or an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Company or the transfer agent for the Series B Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the Common Stock and any shares of Series B Preferred Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of a confirmation of such conversion, if uncertificated, or any new certificates which may be issued upon such conversion if certificated.

         (C) Upon surrender, if certificated, of a certificate representing a share or shares of Series B Preferred Stock for conversion, or if uncertificated, of a duly executed stock power relating thereto, the Company shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, if certificated, a certificate or certificates for, or if uncertificated, confirmation of, the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered shares of Series B Preferred Stock, only part of which are to be converted, the Company shall issue and deliver to such holder or such holder's designee, if certificated, a new certificate or certificates representing the number of shares of Series B Preferred Stock which shall not have been converted, or if uncertificated, confirmation of the number of shares of Series B Preferred Stock which shall not have been converted.

         (D) The issuance by the Company of shares of Common Stock upon a conversion of shares of Series B Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of
(i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof if certificated or confirmation if uncertificated or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates, if certificated, or a duly executed stock power, if uncertificated, for the shares of Series B Preferred Stock to be converted. On and after the effective date of conversion, the person or persons entitled to receive Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record on any date prior to such effective date. The Company shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series B Preferred Stock on a Series B Dividend Payment Date if such Series B Dividend Payment Date for such dividend shall be on or subsequent to the effective date of conversion of such shares.

         (E) The Company shall not be obligated to deliver to holders of Series B Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

         (F) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or treasury Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding.

6.       Redemption at the Option of the Company.

         (A) The Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time after November 27, 1995 (or on or before November 27, 1995 if permitted by, and at the redemption price provided in, paragraph (C) of this Section 6) at the following redemption prices per share:

During the
Twelve Month
   Period
 Beginning        Price per
November 28,        Share
------------      ---------
    1993          105.5125% of Series B Liquidation Price in effect on date fixed for redemption
    1994          104.7250%                            "
    1995          103.9375%                            "
    1996          103.1500%                            "
    1997          102.3625%                            "
    1998          101.5750%                            "
    1999          100.7875%                            "

and thereafter at 100% of the Series B Liquidation Price per share in effect on the date fixed for redemption, plus, in each case (including in the case of redemptions pursuant to paragraph (C) of this Section 6), an amount equal to all accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (D) of this Section 6. From and after the date fixed for redemption, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Company shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Company.

         (B) Unless otherwise required by law, notice of redemption will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Company or any transfer agent for Series B Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty
(60) days prior to the redemption date. Each notice shall state: (i) the redemption date; (ii) the total number of shares of the Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates, if certificated, for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Series B Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock at the time. Upon surrender of the certificates, if certificated, for any shares so called for redemption and not previously converted, or upon the date fixed for redemption if uncertificated, such shares shall be redeemed by the Company at the date fixed for redemption and at the redemption price set forth in this Section 6.

         (C) In the event of (i) a change in the federal tax law of the United States of America which has the effect of precluding the Company from claiming any of the tax deductions for dividends paid on the Series B Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of Series B Preferred Stock are initially issued, or (ii) The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, as authorized by the Board of Directors of the Company on May 7, 1990, and as amended from time to time thereafter failing to receive a determination from the Internal Revenue Service that it is a qualified plan within the meaning of Section 401(a) or is an employee stock ownership plan as described in Section 4975(e)(7) of the

Internal Revenue Code of 1986, as amended, and in effect on the date shares of Series B Preferred Stock are initially issued, then, in either such event, the Company may, in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, elect to redeem such shares for the Series B Liquidation Price in effect on the date fixed for redemption, plus, in each case, an amount equal to all accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption. In the event the Company terminates the employee stock ownership plan of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan or the portion thereof associated with retiree medical benefits, the Company may, in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this
Section 6, elect to redeem such shares at the redemption prices per share provided in paragraph (A) of this Section 6.

         (D) The Company, at its option, may make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose at the average of the high and low reported sales price, or, in case no sale takes place on such day, the average reported closing bid and asked price, in either case as reported on the New York Stock Exchange Tape on the date of redemption, or if not listed or admitted to trading on the New York Stock Exchange, in accordance with the valuation methods provided in paragraph 9(F)(2).

7. Redemption to Satisfy Obligations of the Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan.

         Unless otherwise provided by law, shares of Series B Preferred Stock shall be redeemed by the Company for cash or, if the Company so elects, in shares of Common Stock, or a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose as provided by paragraph
(D) of Section 6, at the Series B Liquidation Price per share in effect on the date fixed for redemption plus all accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Company given not less than five (5) business days prior to the date fixed by the holder in such notice for redemption, when and to the extent necessary for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, as the same may be amended, or any successor plan (the "Plan").

8.       Consolidation, Merger, etc.

         (A) In the event that the Company shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into shares of any successor or resulting company (including the Company) that constitutes "qualifying employer securities" with respect to a holder of Series B Preferred Stock within the meanings of Section 4975(e)(8) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provision of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, then, in such event, the terms of such consolidation or merger or similar transaction shall provide that the shares of Series B Preferred Stock of such holder shall be submitted for and shall become preferred shares of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7, and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction; provided, however, that after such transaction each share of the Series B Preferred Stock shall be convertible, pursuant to the terms and conditions provided by Section 5 hereof, into the qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares). The rights of the Series B Preferred Stock as preferred shares of such successor or resulting company shall successively be subject to adjustments pursuant to
Section 9 hereof after any such transaction as nearly equivalent to the adjustments provided for by such section prior to such transaction. The Company shall not consummate any such merger, consolidation or similar transaction unless all the terms of this paragraph 8(A) are complied with.

         (B) In the event that the Company shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other shares or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (C) of this Section 8, be deemed converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted at such time and each share of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of shares, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of shares, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of shares, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of shares, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of non-electing shares).

         (C) In the event the Company shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph
(B) of this Section 8, then the Company shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such Series B Preferred Stock, a cash payment equal to the Series B Liquidation Price in effect on the date set for redemption plus all accrued (whether or not accumulated) and unpaid dividends. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction.

9.       Anti-dilution Adjustments.

         (A)(1) Subject to the provisions of paragraph 9(D), in the event the Company shall, at any time or from time to time while any of the shares of the Series B Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock or (ii) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares, in each case whether by reclassification of shares, recapitalization of the Company (excluding a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof applies) or otherwise, then, in such event, each share of Series B Preferred Stock will automatically, without any action on the part of the holder thereof or the Company, become that number of shares of Series B Preferred Stock (the "Non-dilutive Share Amount") equal to an amount which is a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately before such event. An adjustment pursuant to this paragraph 9(A)(1) shall be effective upon payment of such dividend or distribution in respect of the Common Stock and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof. Concurrently with the automatic adjustment pursuant to this paragraph 9(A)(1), the Series B Conversion Price, the Series B Liquidation Price and the Series B Preferred Dividend Rate of all shares of Series B Preferred Stock shall be adjusted by dividing the Series B Conversion Price, the Series B Liquidation Price and the Series B Preferred Dividend Rate, respectively, in effect immediately before the event by the Non-dilutive Share Amount determined pursuant to this paragraph 9(A)(1).

         (2) The Company and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are necessary or appropriate for implementation of the automatic adjustment provided in paragraph 9(A)(1). In the event for any reason the Company is precluded from giving full effect to the automatic adjustment provided in paragraph 9(A)(1), then no such automatic adjustment shall occur, but instead the Series B Conversion Price shall automatically be adjusted by dividing the Series B Conversion Price in effect immediately before the event by the Non-dilutive Share Amount determined pursuant to paragraph 9(A)(1), and the Series B Liquidation Price and the Series B Preferred Dividend Rate will not be adjusted. An adjustment to the Series B Conversion Price made pursuant to this paragraph 9(A)(2) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof. If subsequently the Company is able to give full effect to the automatic adjustment as provided in paragraph 9(A)(1), then such automatic adjustment will proceed in accordance with the provisions of paragraph 9(A)(1) and the adjustment in the Series B Conversion Price as provided in this paragraph 9(A)(2) will automatically be reversed and nullified prospectively.

         (B)(1) Subject to the provisions of paragraph 9(D), in the event the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Company, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, in such event, each share of Series B Preferred Stock will automatically, without any action on the part of the holder thereof or the Company, become that number of shares of Series B Preferred Stock (the "Non-dilutive Share Amount") equal to an amount which is a fraction the numerator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants. Concurrently with the automatic adjustment pursuant to this paragraph 9(B)(1), the Series B Conversion Price, the Series B Liquidation Price and the Series B Preferred Dividend Rate of all shares of Series B Preferred Stock shall be adjusted by dividing the Series B Conversion Price, the Series B Liquidation Price and the Series B Preferred Dividend Rate, respectively, in effect immediately before such issuance of rights or warrants by the Non-dilutive Share Amount determined pursuant to this paragraph 9(B)(1).

         (2) The Company and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are necessary or appropriate for implementation of the automatic adjustment provided in paragraph 9(B)(1). In the event for any reason the Company is precluded from giving full effect to the automatic adjustment provided in paragraph 9(B)(1), then no such automatic adjustment shall occur, but instead the Series B Conversion Price shall automatically be adjusted by dividing the Series B Conversion Price in effect immediately before such issuance of rights or warrants by the Non-Dilutive Share Amount determined pursuant to paragraph 9(B)(1), and the Series B Liquidation Price and Series B Preferred Dividend Rate will not be adjusted. If subsequently the Company is able to give full effect to the automatic adjustment as provided in paragraph 9(B)(1), then such automatic adjustment will proceed in accordance with the provisions of paragraph 9(B)(1) and the adjustment in the Series B Conversion Price as provided in this paragraph 9(B)(2) will automatically be reversed and nullified prospectively.

         (C)(1) Subject to the provisions of paragraph 9(D), in the event the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Company (including recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, then, in such event, each share of Series B Preferred Stock will automatically, without any action on the part of the holder thereof or the Company, become that number of shares of Series B Preferred Stock (the "Non-dilutive Share Amount") equal to an amount which is a fraction the numerator of which is the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Company multiplied by
(b) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and the denominator of which is
(i) the product of (x) the
number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be. The Company shall send each holder of Series B Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Company to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Company pursuant to such offer, as well as the Series B Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time. Concurrently with the automatic adjustment pursuant to this paragraph 9(C)(1), the Series B Conversion Price, the Series B Liquidation Price and the Series B Preferred Dividend Rate of all shares of Series B Preferred Stock shall be adjusted by dividing the Series B Conversion Price, the Series B Liquidation Price and the Series B Preferred Dividend Rate, respectively, in effect immediately before such Extraordinary Distribution or Pro Rata Repurchase by the Non-dilutive Share Amount determined pursuant to this paragraph 9(C)(1).

         (2) The Company and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are necessary or appropriate for implementation of the automatic adjustment provided in paragraph 9(C)(1). In the event for any reason the Company is precluded from giving full effect to the automatic adjustment provided in paragraph 9(C)(1), then no such automatic adjustment shall occur, but instead the Series B Conversion Price shall automatically be adjusted by dividing the Series B Conversion Price in effect immediately before such Extraordinary Distribution or Pro Rata Repurchase by the Non-dilutive Share Amount, and the Series B Liquidation Price and the Series B Preferred Dividend Rate will not be adjusted. If subsequently the Company is able to give full effect to the automatic adjustment as provided in paragraph 9(C)(1), then such automatic adjustment will proceed in accordance with the provisions of paragraph 9(C)(1) and the adjustment in the Series B Conversion Price as provided in this paragraph 9(C)(2) will automatically be reversed and nullified prospectively.

         (D) Notwithstanding any other provisions of this Section 9, the Company shall not be required to make (i) any adjustment of the number of issued shares of Series B Preferred Stock, the Series B Conversion Price, the Series B Liquidation Price or the Series B Preferred Dividend Rate unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Series B Preferred Stock outstanding, or, (ii) if no additional shares of Series B Preferred Stock are issued, any adjustment of the Series B Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Series B Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) of the number of Series B Preferred Shares outstanding or, if no additional shares of Series B Preferred Stock are being issued, an increase or decrease of at least one percent (1%) of the Series B Conversion Price, whichever the case may be.

         (E) If the Company shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Company or any rights or warrants to purchase or acquire any such security, which transaction does not result in an appropriate adjustment to the number of shares of Series B Preferred Stock outstanding or the Series B Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Company may, in its sole discretion, consider whether such action is of such a nature that some type of equitable adjustment should be made in respect of such transaction. If in such case the Board of Directors of the Company determines that some type of adjustment should be made, an equitable adjustment not repugnant to law and for the protection of the conversion rights of the Series B Preferred Stock shall be made effective as of such date, as determined by the Board of Directors of the Company. The determination of the Board of Directors of the Company as to whether some type of adjustment should be made pursuant to the foregoing provisions of this paragraph 9(E), and, if so, as to what adjustment should be made and when, shall be final and binding on the Company and all shareholders of the Company. The Company shall be entitled to make such additional adjustments, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Company, subdivision, reclassification or combination of shares of the Company or any recapitalization of the Company shall not be taxable to holders of the Common Stock.

         (F) For purposes of this Appendix B, the following definitions shall apply:

         (1) "Extraordinary Distribution" shall mean any dividend or other distribution (effected while any of the shares of Series B Preferred Stock are outstanding) of (i) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of twelve (12) months, when combined with the aggregate amount of all Pro Rata Repurchases [for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer] made during such period, exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and (ii) any shares of capital stock of the Company (other than shares of Common Stock), other securities of the Company (other than securities of the type referred to in paragraph (B) of this Section 9), evidences of indebtedness of the Company or any other person or any other property (including shares of any subsidiary of the Company), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (C) of this Section 9 shall be the sum of the Fair Market Value of such Extraordinary Distribution plus the aggregate amount of any cash dividends or distributions which are not Extraordinary Distributions made during such twelve month period and not included in the calculation of any previous adjustment pursuant to paragraph (C) of this Section 9.

         (2) "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for a day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Company or the Executive Committee of the Board of Directors of the Company on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five (5) consecutive trading days, selected by the Board of Directors or the Executive Committee of the Board of Directors of the Company, during the twenty (20) trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors or the Executive Committee of the Board of Directors of the Company, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or the Executive Committee of the Board of Directors available to make such determination, as determined in good faith by the Board of Directors or the Executive Committee of the Board of Directors of the Company.

         (3) "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Company or any subsidiary thereof, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including shares of a subsidiary of the Company), or any combination thereof, effected while any of the shares of Series B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Company or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(F), shares shall be deemed to have been purchased by the Company or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act on the date shares of Series B Preferred Stock are initially issued by the Company or on such other terms and conditions as the Board of Directors or the Executive Committee of the Board of Directors of the Company shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

         (G) Whenever an adjustment increasing the number of shares of Series B Preferred Stock outstanding is required pursuant to this Appendix B, the Board of Directors shall take such action as is necessary so that a sufficient number of shares of Series B Preferred Stock are designated with respect to such increase resulting from such adjustment. Whenever an adjustment to the Series B Conversion Price, the Series B Liquidation Price or the Series B Preferred Dividend Rate of the Series B Preferred Stock is required pursuant to this Appendix B, the Company shall forthwith place on file with the transfer agent for the Common Stock and the Series B Preferred Stock if there be one, and with the Treasurer of the Company, a statement signed by the Treasurer or Assistant Treasurer of the Company stating the adjusted Series B Conversion Price,

Series B Liquidation Price and Series B Preferred Dividend Rate determined as provided herein. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the number of shares of Series B Preferred Stock outstanding, the Series B Conversion Price, the Series B Liquidation Price or the Series B Preferred Dividend Rate, the Company shall mail a notice thereof and of the then prevailing number of shares of Series B Preferred Stock outstanding, the Series B Conversion Price, the Series B Liquidation Price and the Series B Preferred Dividend Rate to each holder of shares of Series B Preferred Stock.

10.      Miscellaneous.

         (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Appendix B) with postage prepaid, addressed: (i) if to the Company, to its office at One Procter & Gamble Plaza, Cincinnati, Ohio 45202 (Attention: Treasurer) or to the transfer agent for the Series B Preferred Stock, or other agent of the Company designated as permitted by this Appendix B or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

         (B) The term "Common Stock" as used in this Appendix B means the Company's Common Stock without par value, as the same exists at the date of filing of the Amendment to the Company's Amended Articles of Incorporation first designating Series B Preferred Stock, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to without par value, or from without par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section 9 of this Appendix B, the holder of any share of the Series B Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, the anti-dilution provisions contained in Section 9 hereof shall apply in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock, and the provisions of Sections 1 through 8 and 10 of this Appendix B with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

         (C) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer of the Series B Preferred or Common Stock or other Securities by the holder thereof to a subsequent holder resulting in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

         (D) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Company and to send the certificate or certificates or other documentation representing such shares, or such payment, to the address of such holder shown on the records of the Company.

         (E) The Company may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Company shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series B Preferred Stock.

(5) As a result of the two-for-one stock split on the Common Stock effective August 22, 1997 and the Smucker transaction effective June 1, 2002, the Conversion Price, Liquidation Price and Preferred Dividend Rate were all adjusted in accordance with the terms of paragraph 9(A)(1) of this Appendix B to be as follows: Conversion Price -- $25.92; Liquidation Price -- $25.92; Preferred Dividend Rate -- $2.044 per share per annum, with a corresponding change in the quarterly dividend payment. (This footnote is not a part of the Company's Amended Articles of Incorporation but is included to provide up-to-date information on the status of Series B ESOP Convertible Class A Preferred Stock.)